                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 MASSBANK CORP.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 MASSBANK CORP.

                                123 HAVEN STREET
                          READING, MASSACHUSETTS 01867

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 16, 2002

To the Stockholders of
  MASSBANK CORP.:

     The Annual Meeting of Stockholders of MASSBANK Corp. will be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 16, 2002 at 10:00 a.m. (together with all adjournments and postponements thereof, the "Annual Meeting"), for the following purposes:

          1. To consider and act upon a proposal to elect four Directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters which may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on February 28, 2002 are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            ROBERT S. CUMMINGS, Secretary

Reading, Massachusetts
March 22, 2002

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

                                 MASSBANK CORP.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 16, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MASSBANK Corp. (the "Corporation") for the Annual Meeting of Stockholders of the Corporation, and any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will consider and act upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on February 28, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 3,166,315 shares of common stock, par value $1.00 per share ("Common Stock"), and the holders thereof on that date are entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Corporation intends to count abstentions and broker non-votes as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because such broker or other nominee does not have discretionary voting power as to the proposal and has not received voting instructions from the beneficial owner.

     A quorum being present, Directors will be elected by a plurality of the votes cast. Votes may only be cast in favor or withheld from the nominees; there is no ability to abstain. Accordingly, votes that are withheld and broker non-votes will have no effect on the results of the vote for the election of Directors.

     The cost of soliciting proxies will be borne by the Corporation. The solicitation of proxies by mail may be followed by the solicitation of certain stockholders by officers or regular employees of the Corporation by telephone or oral communication. The enclosed proxy, if executed and returned, may be revoked at any time before it has been exercised (i) by delivery of a revocation in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867), (ii) by delivering a later-dated proxy, or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     Stockholders are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Director set forth herein. It is not anticipated that any other matters than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is March 22, 2002. The Corporation's 2001 Annual Report, including financial statements for the fiscal year ended December 31, 2001, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting materials.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     In accordance with the Corporation's Restated Certificate of Incorporation and By-Laws, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is presently comprised as follows:

     Class I: Messrs. Brandi, Carr, Cummings and Schurian, who were elected to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified.

     Class II:  Ms. Pettinelli, Mr. Bufferd and Dr. Stackhouse, who were elected to serve until the 2003 Annual Meeting of Stockholders and until their successors are elected and qualified.

     Class III: Messrs. Bedell, Costello, Lapidus and Marshall, who were elected to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified.

     The Board of Directors has nominated four Class I Directors to stand for election at the Annual Meeting to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of Messrs. Brandi, Carr, Cummings and Schurian will stand for election at the Annual Meeting as Class I Directors.

     Unless otherwise noted thereon, proxies solicited hereby which are executed and returned on a timely basis will be voted for the election of the Board of Directors' nominees. The Corporation believes that each nominee for Director will be able to serve. If one or more of such nominees should be unable to serve, the individuals named in the enclosed proxy will vote for such other person or persons, if any, as the Board of Directors at the time may recommend to serve in place of the person or persons unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES.

     Set forth below is information regarding (i) the nominees for election as Class I Directors at the Annual Meeting and (ii) all other Directors of the Corporation.

MATHIAS B. BEDELL RETIRED AS PRESIDENT OF BEDELL BROTHERS INSURANCE AGENCY [PICTURE MR. BEDELL]

                  Mr. Bedell, 69, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1965. Mr. Bedell is also a member of the Executive Committee of the Corporation and a Director and Executive Committee member of MASSBANK (the "Bank"), the Corporation's principal subsidiary. He also serves on the Insurance Committee of the Corporation and as Chairman of the Compensation and Option Committee of the Corporation.

GERARD H. BRANDI  CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                  MASSBANK CORP. AND MASSBANK
[PICTURE MR. BRANDI]

                  Mr. Brandi, 53, has served as a Director since 1986. He first joined a predecessor bank in 1975 and became a Trustee in 1978. He has served the Bank and the Corporation in various capacities over the past twenty-six years. Mr. Brandi was named President of the Corporation and the Bank in 1986, Chief Executive Officer in 1992 and Chairman in 1993. Mr. Brandi is also Chairman of the Executive Committees of the Corporation and the Bank, a member of the Risk Management and Asset/Liability Committee of the Corporation and a member of the Trust Committee of the Bank. He is a Director of the Depositors Insurance Fund, The Lowell Plan, the New England Automated Clearing House and the Connecticut On Line Computer Center. He also serves as Vice President and Director of the Lowell Development and Financial Corp., Treasurer and Director of the Massachusetts Society for the Prevention of Cruelty to Animals, Massachusetts State Chairman of the American Bankers Association, and Director and member of the Executive Committee of the Savings Banks Employees Retirement Association and Chairman of its Investment Committee.

ALLAN S. BUFFERD TREASURER, MASSACHUSETTS INSTITUTE OF TECHNOLOGY [PICTURE MR. BUFFERD]

                  Mr. Bufferd, 64, has served as a Director since 1995. He is also a member of the Risk Management and Asset/Liability Committee of the Corporation. Mr. Bufferd serves as a Trustee of the Beth Israel Deaconess Medical Center, a Trustee of the Whiting Foundation and Chairman of the Board of Trustees of Wheelock College. He is also a member of the Investment Subcommittee of the Commonwealth of Massachusetts Pension Retirement Investments Trust and of the Investment Advisory Board of the Alaska Permanent Fund Corporation. In addition, he is the Chairman of the Harvard Cooperative Society and a Director of MASCO, CRICO and Adveq(Switzerland).

PETER W. CARR  RETIRED AS VICE PRESIDENT/FINANCE OF GUILFORD TRANSPORTATION
               INDUSTRIES
[PICTURE MR. CARR]

               Mr. Carr, 71, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1980. Mr. Carr is also the Chairman of the Audit Committee of the Corporation.

ALEXANDER S. COSTELLO FORMER EDITORIAL PAGE EDITOR, THE LOWELL SUN [PICTURE MR. COSTELLO]

               Mr. Costello, 48, has served as a Director since 1993. He is a member of the Audit Committee of the Corporation. Mr. Costello was the Chairman of the Board of Directors of The Lowell Plan, a non-profit organization dedicated to the revitalization of the City of Lowell, and is a member of the Board of Governors of Saints' Memorial Hospital of Lowell.

ROBERT S. CUMMINGS  ATTORNEY, SENIOR COUNSEL OF NIXON PEABODY LLP
[PICTURE MR. CUMMINGS]

               Mr. Cummings, 71, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1979. Mr. Cummings is Secretary of the Corporation, a member of the Executive Committee of the Corporation and a Director and member of the Executive Committee of the Bank. He also serves on the Compensation and Option Committee of the Corporation and as Chairman of the Trust Committee of the Bank. Mr. Cummings is a Trustee and Secretary of Hallmark Healthcare, Chairman of the Commissioners of Trust Funds of the Town of Reading, Chairman and Director of the Massachusetts Society for the Prevention of Cruelty to Animals, Vice President, Treasurer, Director and Executive Committee member of the World Society for the Prevention of Cruelty to Animals and a member of the Board of Directors of the Burbank YMCA.

LEONARD LAPIDUS  BANKING AND BANK REGULATION CONSULTANT
[PICTURE MR. LAPIDUS]

                  Mr. Lapidus, 72, has served as a Director since 1994. He is a member of the Risk Management and Asset/Liability Committee of the Corporation. Mr. Lapidus served as a Director of the Bank from 1994 to 1995. Mr. Lapidus served from 1981 to 1994 as President of the Depositors Insurance Fund, a fund established under Massachusetts law to provide deposit insurance to Massachusetts savings banks. From 1995 to 1999, he was a United States Government official who advised, and arranged to place advisors with, the governments of former Soviet bloc countries and emerging nations to help them reform their banking and bank regulatory systems. Since June 1999, Mr. Lapidus has been a self-employed consultant on banking and bank regulatory systems.


STEPHEN E. MARSHALL  RETIRED AS PRESIDENT AND TREASURER, C. H. CLEAVES INSURANCE
                     AGENCY, INC.
[PICTURE MR. MARSHALL]

                  Mr. Marshall, 63, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Mr. Marshall is also Chairman of the Insurance Committee of the Corporation. Mr. Marshall serves as a Director of C.H. Cleaves Insurance Agency, Inc. Mr. Marshall's affiliations include the Professional Insurance Agents of Massachusetts. Mr. Marshall is associated with various local charitable, civic and church organizations.

NANCY L. PETTINELLI  EXECUTIVE DIRECTOR, VISITING NURSE ASSOCIATION OF GREATER
                     LOWELL, INC.
[PICTURE MS. PETTINELLI]

                  Ms. Pettinelli, 55, has served as a Director since October 1998. She is a member of the Compensation and Option Committee and the Insurance Committee of the Corporation. Ms. Pettinelli was the Director of Clinical Services for the Visiting Nurse Association of Greater Lowell, Inc. from 1986 through April 1995 and has served as its Executive Director thereafter.

HERBERT G. SCHURIAN  CERTIFIED PUBLIC ACCOUNTANT
[PICTURE MR. SCHURIAN]

                  Mr. Schurian, 65, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1973. He is a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. He is Chairman of the Risk Management and Asset/Liability Committee and a member of the Audit Committee of the Corporation. Mr. Schurian is associated with various professional, civic and local charitable organizations.


DONALD B. STACKHOUSE, D.M.D. RETIRED AS PRESIDENT OF DENTAL HEALTH CONCEPTS [PICTURE DR. STACKHOUSE]

                  Dr. Stackhouse, 70, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is also a member of the Executive Committee of the Corporation and a Director and a member of the Executive Committee of the Bank. Dr. Stackhouse is a former Clinical Professor in Graduate Prothodontics at Tufts University and a Director of the L.D. Pankey Dental Institute.

     The following chart shows the number of shares of the Corporation's Common Stock beneficially owned by each Director and named executive officer of the Corporation as of January 15, 2002.

                                                                SHARES OF
                                                              COMMON STOCK
                                                              BENEFICIALLY         PERCENT
NAME                                                            OWNED(1)         OF CLASS(2)
----                                                          ------------       -----------
Mathias B. Bedell...........................................       31,610(3)           *
Gerard H. Brandi............................................      165,570(4)(5)      5.2%
Allan S. Bufferd............................................        5,650(6)           *
Peter W. Carr...............................................       16,750(6)           *
David F. Carroll............................................       38,324(5)(6)      1.2%
Reginald E. Cormier.........................................       43,443(5)         1.4%
Alexander S. Costello.......................................        8,750              *
Robert S. Cummings..........................................       23,900              *
Leonard Lapidus.............................................        6,849              *
Stephen E. Marshall.........................................       10,171(7)           *
Nancy L. Pettinelli.........................................        2,500              *
Herbert G. Schurian.........................................       21,700(8)           *
Dr. Donald B. Stackhouse....................................       24,807(9)           *
Donald R. Washburn..........................................       45,209(5)(10)     1.4%
Donna H. West...............................................       44,728(5)(11)     1.4%
All Directors and executive officers as a group (16
  persons)..................................................      504,033(5)(12)    14.9%

---------------

 *   Less than 1%.

 (1) Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated. Includes the following number of shares that the above listed Directors and executive officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Corporation's 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan: Mr. Bedell, 16,500 shares; Mr. Brandi, 31,150 shares; Mr. Bufferd, 5,250 shares; Mr. Carr, 12,750 shares; Mr. Carroll, 21,417 shares; Mr. Cormier, 18,033 shares; Mr. Costello, 8,750 shares; Mr. Cummings, 16,500 shares; Mr. Lapidus, 6,583 shares; Mr. Marshall, 9,250 shares; Ms. Pettinelli, 2,500 shares; Mr. Schurian, 10,500 shares; Dr. Stackhouse, 14,667 shares; Mr. Washburn, 20,917 shares; and Ms. West, 17,417 shares, respectively. Does not include the following number of units of securities (contracts issued to the holder under the Corporation's Deferred Compensation Plan) whose value per unit is derived from changes in the market price per share of the Corporation's Common Stock: Mr. Bedell, 6,623 units; Mr. Bufferd, 582 units; Mr. Cummings, 6,623 units; Mr. Lapidus, 606 units; Mr. Marshall, 292 units and Ms. Pettinelli 257 units.

 (2) Calculated on the basis of 3,155,491 outstanding shares as of January 15, 2002.

 (3) Includes 3,684 shares owned by Mr. Bedell's spouse, as to which shares Mr. Bedell disclaims beneficial ownership.

 (4) Includes 940 shares held by Mr. Brandi as custodian for various nieces and nephews and 10,913 shares owned by Mr. Brandi's spouse, as to all of which shares Mr. Brandi disclaims beneficial ownership. Also includes 90,843 shares owned jointly with Mr. Brandi's spouse, with respect to which shares Mr. and Mrs. Brandi share voting and investment power.

 (5) Includes shares allocated to the accounts of executive officers under the Bank's Employee Stock Ownership Plan (the "ESOP"). The number of such allocated shares included in the above table is as follows: Mr. Brandi -- 16,038; Mr. Carroll -- 6,986; Mr. Cormier -- 6,061; Mr. Washburn -- 7,700;
     Ms. West -- 7,239; and all executive officers as a group (six persons) -- 47,014. Does not include any portion of the unallocated shares under the ESOP which may be deemed to be beneficially owned by participating executive officers as a result of their ability to direct the voting of such shares through the voting of shares allocated to their accounts under the ESOP. The number of such unallocated shares over which the executive officers may exercise voting power is as follows: Mr. Brandi -- 1,012; Mr. Carroll -- 441; Mr. Cormier -- 383; Mr. Washburn -- 486; Ms. West -- 457; and all executive officers as a group -- 2,968.

 (6) Voting and investment power for these shares (other than shares which may be acquired through the exercise of options as described above) is shared with spouse as to all shares indicated.

 (7) Includes 750 shares owned jointly with Mr. Marshall's spouse, with respect to which shares Mr. and Mrs. Marshall share voting and investment power.

 (8) Includes 10,600 shares owned jointly by Mr. Schurian's spouse and daughter and 400 shares owned by his spouse and son, as to all of which shares Mr. Schurian disclaims beneficial ownership.

 (9) Includes 5,500 shares owned by Dr. Stackhouse's spouse, as to which shares Dr. Stackhouse disclaims beneficial ownership.

(10) Includes 2,400 shares owned jointly with Mr. Washburn's spouse, with respect to which shares Mr. and Mrs. Washburn share voting and investment power.

(11) Includes 480 shares held by Ms. West as custodian for her minor grandchildren, as to which shares Ms. West disclaims beneficial ownership.

(12) Includes 223,266 shares that such persons have the right to acquire through the exercise of options granted pursuant to the Corporation's 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan.

BOARD AND COMMITTEE MEETINGS

     During 2001, the Board of Directors of the Corporation held four meetings, the Executive Committee of the Corporation held eleven meetings, the Audit Committee of the Corporation held four meetings and the Compensation and Option Committee of the Corporation held one meeting. During 2001, each incumbent Director attended at least 75% of the aggregate number of meetings of the Corporation's Board of Directors and of the committees of which he or she was a member.

     The Executive Committee of the Corporation consists of Messrs. Bedell, Brandi, Cummings, Marshall and Schurian and Dr. Stackhouse and is vested with the authority of the Board of Directors in most matters between Board meetings. The Audit Committee of the Corporation consists of Messrs. Carr, Costello and Schurian and is responsible for reviewing the Corporation's financial statements and the scope of the audit, reviewing the Corporation's internal financial and accounting controls and recommending to the Board the appointment of independent auditors. The Compensation and Option Committee of the Corporation consists of Messrs. Bedell and Cummings and Ms. Pettinelli. The Compensation and Option Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies which govern both annual compensation and incentive stock ownership programs for the employees of the Bank.

     The Board of Directors of the Corporation acts as a nominating committee, selecting nominees for election as Directors and executive officers. The Board considers the recommendation of any stockholder with respect to nominees for election to the Board if such recommendation is timely in accordance with, and is accompanied by the information required by, the Corporation's By-Laws. To make a recommendation, a stockholder should send the nominee's name and supporting information to the Secretary of the Corporation at the Corporation's principal offices. See "Stockholder Proposals."

PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to each holder who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation's Common Stock as of December 31, 2001.

                                                      AMOUNT OF                  PERCENT OF
                                               BENEFICIAL OWNERSHIP OF          COMMON STOCK
              NAME AND ADDRESS                CORPORATION'S COMMON STOCK    BENEFICIALLY OWNED(1)
              ----------------                --------------------------    ---------------------
Private Capital Management, Inc.(2)..........             341,560                   10.8%
  3003 North Tamiami Trail
  Naples, FL 33940
Dimensional Fund Advisors Inc.(3)............             197,499                    6.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Heartland Advisors, Inc.(4)..................             203,033                    6.4%
  789 North Water Street
  Milwaukee, WI 53202
First Manhattan Co.(5).......................             163,339                    5.2%
  437 Madison Avenue
  New York, NY 10022
BKF Capital Group, Inc.(6)...................             165,073                    5.2%
  One Rockefeller Plaza
  New York, NY 10020
Gerard H. Brandi(7)..........................             164,570                    5.2%

---------------

(1) Calculated on the basis of 3,155,491 outstanding shares as of January 15, 2002.

(2) Private Capital Management, Inc. ("PCM") is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act"). According to a filing made by PCM with the Securities and Exchange Commission (the "SEC") on Schedule 13F dated June 30, 2001, PCM, in its role as investment adviser, possesses shared voting power and shared dispositive power over the 341,560 above shares which had been purchased for the accounts of investment advisory clients of PCM.

(3) Dimensional Fund Advisors Inc. ("Dimensional") is an investment adviser registered under the Advisers Act, which furnishes investment advice to four investment companies registered under the Investment Company Act and serves as investment manager to certain other investment vehicles (such investment companies and investment vehicles, collectively, the "Portfolios"). According to a filing made by it with the SEC on Schedule 13G dated January 30, 2002, Dimensional, in its role as investment adviser and investment manager, possesses sole voting power and sole dispositive power over the 197,499 above shares which are owned by the Portfolios; however, Dimensional disclaims beneficial ownership of the shares owned by the Portfolios.

(4) Heartland Advisors, Inc. ("Heartland") is an investment adviser registered under the Advisors Act. According to a joint filing made by Heartland and William J. Nasgovitz with the SEC on Schedule 13G dated January 15, 2002, Heartland possesses sole voting power over 3,000 of the above shares and sole dispositive power over 203,033 of the above shares. Mr. Nasgovitz is President and principal shareholder of Heartland and a director of Heartland Group, Inc. which positions could be deemed to confer upon him beneficial ownership of 200,033 shares and voting power over the shares Heartland beneficially owns.

(5) First Manhattan Co. ("First Manhattan") is a broker or dealer registered under the Securities Exchange Act of 1934 and an investment adviser registered under the Advisers Act. According to a filing made by it with the SEC on Schedule 13G/A dated February 14, 2002, First Manhattan possesses sole voting power over 138,739 of the above shares, shared voting power over 7,001 of the above shares, sole dispositive power over 138,739 of the above shares and shared dispositive power over 24,600 of the above shares.

(6) BKF Capital Group, Inc. ("BKF") made a joint filing with John A. Levin & Co., Inc. ("Levin") with the SEC on Schedule 13G/A dated February 14, 2002. According to the filing BKF possesses sole voting power over 10,000 of the above shares, shared voting power over 97,844 of the above shares, sole dispositive power over 10,000 of the above shares and shared dispositive power over 155,073 of the above shares. Levin, an investment adviser under the Advisers Act, holds for the accounts of its investment advisory clients the above 155,073 shares. BKF is the sole shareholder of Levin Management Co., Inc., which is the sole shareholder of Levin. BKF, therefore, may be deemed the beneficial owner of the above 165,073 shares held by Levin.

(7) Gerard H. Brandi is the Chairman of the Board, President and Chief Executive Officer of the Corporation. According to a filing made by Mr. Brandi with the SEC on Schedule 13G dated February 13, 2002, Mr. Brandi possesses sole voting power over 62,814 of the above shares, shared voting power over 90,843 of the above shares, sole dispositive power over 46,776 of the above shares and shared dispositive power over 90,543 of the above shares.

EXECUTIVE COMPENSATION

     Until the Corporation becomes actively involved in other business, no separate compensation is being paid to the executive officers of the Corporation, all of whom are executive officers of the Bank and receive compensation as such.

SUMMARY OF COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 2001, 2000 and 1999, a summary of the compensation paid by the Bank to the Chief Executive Officer and the other four highest paid executive officers during 2001.

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                       ---------------------------------
                                                                               AWARDS            PAYOUTS
                                       ANNUAL COMPENSATION             -----------------------   -------
                             ---------------------------------------   RESTRICTED
                                                        OTHER ANNUAL     STOCK      SECURITIES    LTIP      ALL OTHER
                                    SALARY     BONUS    COMPENSATION    AWARD(S)    UNDERLYING   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)         ($)           ($)       OPTIONS(#)     ($)        ($)(1)
---------------------------  ----   ------     -----    ------------   ----------   ----------   -------   ------------
Gerard H. Brandi.........    2001   414,000    34,500       (2)            -0-        1,000        -0-        76,481(3)
  Chairman, President        2000   400,000    50,000       (2)            -0-        2,500        -0-        93,660(3)
  and Chief Executive        1999   366,000   110,000       (2)            -0-        2,500        -0-        73,420(3)
  Officer
Donald R. Washburn.......    2001   130,200     5,425       (2)            -0-        1,000        -0-        22,260(4)
  Senior Vice President,     2000   123,600    11,124       (2)            -0-        2,000        -0-        10,300(4)
  Lending                    1999   119,100    20,000       (2)            -0-        2,000        -0-         9,984(4)
Donna H. West............    2001   130,200     5,425       (2)            -0-        1,000        -0-        22,694(5)
  Senior Vice President,     2000   123,600    16,068       (2)            -0-        2,000        -0-        10,284(5)
  Community Banking          1999   118,200    20,000       (2)            -0-        2,000        -0-         9,734(5)
Reginald E. Cormier......    2001   120,000     5,000       (2)            -0-        1,000        -0-        11,583(6)
  Senior Vice President,     2000   110,400    14,352       (2)            -0-        2,000        -0-         9,067(6)
  Treasurer and Chief        1999   102,480    17,000       (2)            -0-        2,000        -0-         8,391(6)
  Financial Officer
David F. Carroll.........    2001   103,200     4,300       (2)            -0-        1,000        -0-         9,749(7)
  Vice President,            2000    99,000     8,910       (2)            -0-        1,000        -0-         7,548(7)
  Operations                 1999    96,600     6,000       (2)            -0-        2,000        -0-         7,496(7)

---------------

(1) Includes (i) the cash value of shares of MASSBANK Corp. Common Stock acquired by the ESOP and allocated to the named party (but excluding any allocation of dividends and interest thereunder), and (ii) such other items as are disclosed in individual footnotes below. Such cash value was determined by multiplying the number of shares of Common Stock so allocated by the closing price of the Common Stock on December 31 of the applicable year.

(2) Perquisites did not exceed 10% of total salary and bonus.

(3) Consists of the Bank's payment of permanent life insurance premiums in the amount of $3,226 in each of 2001, 2000 and 1999 under Mr. Brandi's executive supplemental retirement agreement, ESOP allocations valued at $14,922, $11,567 and $11,494 representing 417, 395 and 390 shares of Common Stock on December 31, 2001, 2000 and 1999, respectively, determined in accordance with footnote 1 above, and contributions of $58,333, $78,867 and $58,700 to a rabbi trust for a deferred compensation program for Mr. Brandi in 2001, 2000 and 1999, respectively.

(4) Consists of ESOP allocations of $12,260, $10,300 and $9,984 representing 342, 352 and 338 shares of Common Stock at December 31, 2001, 2000 and 1999, respectively, determined in accordance with footnote 1 above, and a contribution of $10,000 to a rabbi trust for a deferred compensation program for Mr. Washburn in 2001.

(5) Consists of ESOP allocations of $12,694, $10,284 and $9,734 representing 355, 352 and 330 shares of Common Stock at December 31, 2001, 2000 and 1999, respectively, determined in accordance with footnote 1 above, and a contribution of $10,000 to a rabbi trust for a deferred compensation program for Ms. West in 2001.

(6) Consists of ESOP allocations of $11,583, $9,067 and $8,391 representing 324, 310 and 284 shares of Common Stock at December 31, 2001, 2000 and 1999, respectively, determined in accordance with footnote 1 above.

(7) Consists of ESOP allocations of $9,749, $7,548 and $7,496 representing 272, 258 and 254 shares of Common Stock at December 31, 2001, 2000 and 1999, respectively, determined in accordance with footnote 1 above.

OPTION GRANTS

     The following table sets forth certain information regarding options granted during 2001 to the Chief Executive Officer and the other executive officers named above.

                                               INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                         --------------------------------------------------------------     VALUE AT ASSUMED
                         NUMBER OF       % OF TOTAL                                       ANNUAL RATES OF STOCK
                           SHARES         OPTIONS                                        PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED TO      EXERCISE OR                           OPTION TERM
                          OPTIONS        EMPLOYEES       BASE PRICE                      -----------------------
         NAME             GRANTED      IN FISCAL YEAR     PER SHARE    EXPIRATION DATE       5%          10%
         ----            ----------    --------------    -----------   ---------------   ----------   ----------
Gerard H. Brandi.......    1,000           6.7%            $31.00      January 15, 2011   $19,496      $49,406
  Chairman, President
  and Chief Executive
  Officer
Donald R. Washburn.....    1,000           6.7%            $31.00      January 15, 2011   $19,496      $49,406
  Senior Vice
  President, Lending
Donna H. West..........    1,000           6.7%            $31.00      January 15, 2011   $19,496      $49,406
  Senior Vice
  President, Community
  Banking
Reginald E. Cormier....    1,000           6.7%            $31.00      January 15, 2011   $19,496      $49,406
  Senior Vice
  President, Treasurer
  and Chief
  Financial Officer
David F. Carroll.......    1,000           6.7%            $31.00      January 15, 2011   $19,496      $49,406
  Vice President,
  Operations

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

     The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 2001 and in-the-money options held as of December 31, 2001 by the Chief Executive Officer and the other executive officers named above.

                                                                NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS AT                    OPTIONS AT
                              SHARES ACQUIRED    VALUE           FISCAL YEAR END               FISCAL YEAR END
            NAME                ON EXERCISE     REALIZED   EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE
            ----              ---------------   --------   ---------------------------   ---------------------------
Gerard H. Brandi............       1,850        $35,055             25,150/0                     $369,845/0
  Chairman, President and
  Chief Executive Officer
Donald R. Washburn..........       3,400        $74,235             16,166/0                     $219,917/0
  Senior Vice President,
  Lending
Donna H. West...............       1,900        $45,860             17,666/0                     $253,554/0
  Senior Vice President,
  Community Banking
Reginald E. Cormier.........       1,100        $17,335             13,283/0                     $166,769/0
  Senior Vice President,
  Treasurer and Chief
  Financial Officer
David F. Carroll............       3,000        $64,125             16,666/0                     $246,254/0
  Vice President,
  Operations

COMPARATIVE STOCK PERFORMANCE BY THE CORPORATION

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the Standard and Poor's 500 Stock Index and the NASDAQ Bank Index, over a five-year period. The NASDAQ Bank Index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the NASDAQ National Market System as well as the SmallCap Market. The chart assumes a $100 investment was made on December 31, 1996 in the Common Stock of MASSBANK Corp., the stocks included in the S&P 500 Index and the stocks included in the NASDAQ Bank Index. The Corporation obtained the data for the chart from Bloomberg. The information about the indices that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG MASSBANK CORP., THE S&P 500 INDEX AND THE NASDAQ BANK INDEX

                               PERFORMANCE GRAPH

-----------------------------------------------------------------------------------------------------------------------
                                            12/31/96     12/31/97     12/31/98     12/31/99     12/31/00     12/31/01
-----------------------------------------------------------------------------------------------------------------------
 MASSBANK Corp.                             $100.00      $170.70      $143.53      $111.58      $115.30      $146.36
 NASDAQ Bank Index                          $100.00      $166.60      $149.51      $140.84      $165.76      $186.79
 S&P 500 Index                              $100.00      $133.35      $171.46      $207.54      $188.65      $166.24
-----------------------------------------------------------------------------------------------------------------------

     COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN

     The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, over a ten-year period. The chart assumes a $100 investment was made on December 31, 1991 in the Common Stock of MASSBANK Corp., and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

                 COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                  BETWEEN MASSBANK CORP. AND THE S&P 500 INDEX

                               PERFORMANCE GRAPH

-----------------------------------------------------------------------------------------------------------------------------------
                       12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
-----------------------------------------------------------------------------------------------------------------------------------
 MASSBANK Corp.        $100.00    $196.05    $212.88    $212.42    $303.08    $374.18    $638.72    $537.05    $417.53    $431.42
 S&P 500 Index         $100.00    $107.61    $118.41    $119.97    $165.00    $202.85    $270.52    $347.82    $421.00    $382.68
-----------------------------------------------------------------------------------------------------------------------------------

---------------------  ----------
                        12/31/01
---------------------  ----------
 MASSBANK Corp.         $547.67
 S&P 500 Index          $337.23
--------------------------------------------

(1) This chart does not compare the performance of the Corporation's Common Stock to the total return on the NASDAQ Bank Index because the total return on the NASDAQ Bank Index does not include the reinvestment of dividends prior to 1995.

     COMPARISON OF FIFTEEN YEAR CUMULATIVE TOTAL RETURN

     The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) to the total returns on the S&P 500 Index, over a fifteen-year period. The chart assumes a $100 investment was made on December 31, 1986 in the Common Stock of MASSBANK Corp., and the stocks included in the S&P 500 Index. The Corporation obtained the data for the chart from Bloomberg. The information about the index that the Corporation obtained from Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

               COMPARISON OF FIFTEEN YEAR CUMULATIVE TOTAL RETURN
                  BETWEEN MASSBANK CORP. AND THE S&P 500 INDEX

                               PERFORMANCE GRAPH

-----------------------------------------------------------------------------------------------------------------------------------
                      12/31/86  12/31/87  12/31/88  12/31/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
-----------------------------------------------------------------------------------------------------------------------------------
 MASSBANK Corp.        $100.00   $ 97.77   $135.83   $125.83   $ 96.07   $124.94   $244.95   $265.98   $265.39   $378.67   $467.50
 S&P 500 Index         $100.00   $105.25   $122.68   $161.47   $156.46   $204.03   $219.55   $241.59   $244.77   $336.64   $413.88
-----------------------------------------------------------------------------------------------------------------------------------

---------------------  -------------------------------------------------
                       12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
---------------------  -------------------------------------------------
 MASSBANK Corp.         $798.01   $670.98   $521.65   $539.01   $684.25
 S&P 500 Index          $551.93   $709.65   $858.96   $780.78   $688.05
----------------------------------------------------------------------------------

(1) This chart does not compare the performance of the Corporation's Common Stock to the total return on the NASDAQ Bank Index because the total return on the NASDAQ Bank Index does not include the reinvestment of dividends prior to 1995.

EMPLOYMENT AGREEMENTS

     The Corporation and the Bank have entered into a three-year employment agreement with Mr. Brandi, and the Bank has entered into two-year employment agreements with Messrs. Carroll, Cormier and Washburn and Ms. West (each an "Employment Agreement" and collectively, the "Employment Agreements"). Mr. Brandi's Employment Agreement is scheduled to expire in 2005 unless extended as explained below. The Employment Agreements of Messrs. Carroll, Cormier and Washburn and Ms. West are scheduled to expire in 2004, unless extended as explained below. Pursuant to the Employment Agreements, Mr. Brandi, Mr. Carroll, Mr. Cormier, Mr. Washburn and Ms. West are paid current annual salaries of $432,000, $107,400, $126,000, $135,900 and $136,200, respectively.

     Under the respective Employment Agreements, the Corporation or the Bank, as the case may be, may terminate the officer's employment, without incurring any continuing obligations to him or her, at any time for "cause," as defined in the Employment Agreement. On each anniversary of the respective Employment Agreement, unless the Corporation or the Bank, as the case may be, or the officer has previously given the specified notice to the other of his, her or its election not to extend the respective Employment Agreement, an additional one-year period is automatically added to the term of the Employment Agreement.

     In addition, the Employment Agreements provide generally that if the Corporation or the Bank, as the case may be, were to terminate the officer's employment for any reason other than for "cause," or, solely with respect to Mr. Brandi, he were to terminate his own employment upon the occurrence of a significant change in the responsibilities, powers or authorities exercised by him from those exercised immediately prior to a "Change in Control," or following a reduction in his annual compensation, or for other reasons as set forth in his Employment Agreement, the officer would be entitled to continue to receive the compensation and benefits specified in the Employment Agreement for the duration of what otherwise would have been its term. The compensation and benefits payable to Mr. Brandi in the foregoing situations provide for an adjustment factor tied to increases in the Consumer Price Index. A "Change in Control" is generally defined in Mr. Brandi's Employment Agreement to mean (i) the occurrence of a tender or exchange offer, business combination, sale of assets, contested election or combination of transactions, the result of which is that the persons who were Directors of the Corporation or the Bank before such transactions cease to constitute a majority of the Board of Directors of the Corporation or the Bank, respectively, or (ii) the acquisition by a person or group of persons of beneficial ownership of 25% or more of the Common Stock of the Corporation or the Bank, as the case may be, which is not approved by the respective Board of Directors in the manner established by Mr. Brandi's Employment Agreement. In addition, Mr. Brandi's Employment Agreement provides that in the event Mr. Brandi is not elected to, or is subsequently removed from, the office of Chief Executive Officer of the Corporation or the Bank, then such event would be treated as a termination without cause by the Corporation and the Bank, and Mr. Brandi would be entitled to exercise his rights described in this paragraph under the Employment Agreement.

EXECUTIVE SEVERANCE AGREEMENTS

     The Corporation and the Bank have entered into an Executive Severance Agreement with Mr. Brandi, and the Bank has entered into Executive Severance Agreements with Messrs. Carroll, Cormier and Washburn and Ms. West (each an "Executive Severance Agreement" and collectively, the "Executive Severance Agreements"). The Executive Severance Agreements generally provide that if there were a "Change in Control" of the Corporation, as defined therein, and if at any time during the two-year period following the Change in Control, either the Corporation or the Bank, as the case may be, were to terminate the employment of any of the above named officers for any reason other than for deliberate dishonesty with respect to the Corporation or the Bank, conviction of certain crimes, gross and willful failure to perform his or her duties, or for other reasons as set forth in the Executive Severance Agreements, or any of the above named officers were to terminate his or her employment following a substantial adverse change in his or her title or responsibilities or a reduction in his or her annual base salary, or for other reasons as set forth in the Executive Severance Agreements, the named officer would be entitled to receive a lump sum payment equal to approximately three times his or her average annual compensation over the five previous years of his or her employment with the Corporation or the Bank, as the case may be. For purposes of the Executive Severance Agreements, a "Change in Control" is generally deemed to have occurred when (i) a person or group of persons acquires beneficial ownership of 50% or more of the Common Stock of the Corporation, (ii) as a result of a tender offer, proxy contest, merger or similar transaction, persons who were Directors before such transaction cease to constitute at least a majority of the Board of Directors of the Corporation, or
(iii) the stockholders of the Corporation approve a merger, a plan of liquidation or an agreement for the sale of all or substantially all of the Corporation's assets.

     Any payments under the Executive Severance Agreements or the Employment Agreements are subject to reduction if such payments are non-deductible to the Corporation or the Bank as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if the officer becomes entitled to receive cash compensation pursuant to both the Employment Agreement and the Executive Severance Agreement, he or she is required to elect to receive cash compensation pursuant to only one of such agreements. The officer would be entitled to continue to receive any benefits for which he or she is eligible under his or her Employment Agreement regardless of the agreement under which he or she elects to receive cash compensation.

PENSION PLAN

     The Bank provides a retirement plan for all of its eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations which provide services to or for savings banks.

     The following table illustrates annual minimum pension benefits for retirement at age 65 under the most advantageous plan provisions (in effect for the plan year November 1, 2001 -- October 31, 2002) available for various levels of compensation and years of service. The figures in this table are calculated on the basis of a straight-life annuity and are based on the assumption that the plan continues in its present form. The benefits are not subject to any deduction for Social Security or other offset amounts.

                                                 ANNUAL PENSION BENEFIT BASED ON YEARS OF SERVICE
                                                --------------------------------------------------
AVERAGE                                                                                   25 YEARS
COMPENSATION(1)(2)(3)                           10 YEARS      15 YEARS      20 YEARS      OR MORE
---------------------                           --------      --------      --------      --------
  $100,000....................................  $18,767       $28,151       $37,534       $46,918
   120,000....................................   22,967        34,451        45,934        57,418
   140,000....................................   27,167        40,751        54,334        67,918
   170,000....................................   33,467        50,201        66,934        83,668

---------------

(1) Benefit based on 1.50% of final three year average earnings up to covered compensation plus 0.60% of average earnings over covered compensation for each of the first 25 years of service.

(2) Based on age 65 retirement in 2001.

(3) Under applicable federal laws, the maximum compensation that may be used for plan years beginning in 2001 to calculate benefits under the Bank's retirement plan is $170,000.

     Mr. Brandi, Mr. Carroll, Mr. Cormier, Mr. Washburn and Ms. West will have an estimated 38, 29, 25, 35 and 35 credited years of service, respectively, under the plan at age 65.

EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT

     The Corporation and the Bank have entered into an Executive Supplemental Retirement Agreement with Mr. Brandi. The Executive Supplemental Retirement Agreement provides in general for monthly payments upon retirement and for monthly payments to a beneficiary in lieu of retirement payments if Mr. Brandi dies prior to his retirement. Mr. Brandi's agreement provides for 180 monthly payments of $2,500 upon his retirement and 120 monthly payments of $3,000 in the case of his death prior to retirement. The agreement is substantially funded by an insurance policy owned by the Bank on the life of Mr. Brandi.

                         REPORT OF THE AUDIT COMMITTEE

     The Corporation's Audit Committee met four times. As noted earlier, the members of the Company's Audit Committee during 2001 were Messrs. Carr, Costello and Schurian. The Audit Committee, among other things, makes recommendations concerning the engagement of independent public accountants, reviews the financial statements and the scope of the independent annual audit, reviews and reassesses the adequacy of the Audit Committee's charter, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, monitors internal financial and accounting controls and performs such other oversight functions as may be requested from time to time by the Board of Directors.

REPORT:

     The Audit Committee has:

     - reviewed and discussed the audited financial statements with management;

     - discussed with the independent auditors the matters required to be discussed by SAS 61; and

     - received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the auditors' independence.

     Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

     The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of Nasdaq. The Audit Committee has adopted a written charter.

     During the year ended December 31, 2001 the Corporation was billed for the following fees by KPMG LLP:

                       FEES PAID TO INDEPENDENT AUDITORS

Audit fees for fiscal year 2001.............................  $126,000
Financial information systems design and implementation
  fees......................................................  $      0
All other fees..............................................  $ 26,400

     The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors' independence.

MEMBERS OF THE AUDIT COMMITTEE:

Peter W. Carr
Alexander S. Costello
Herbert G. Schurian

                REPORT OF THE COMPENSATION AND OPTION COMMITTEE

     The Compensation and Option Committee (the "Committee") of the Board of Directors of the Corporation is comprised of the following non-employee
Directors: Mathias B. Bedell (Chairman), Robert S. Cummings and Nancy L. Pettinelli. The Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies that govern both annual compensation and incentive stock ownership programs for the employees of the Bank.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executive officers who contribute to the success of the Bank.

STRUCTURE OF COMPENSATION

     Compensation paid to the Bank's Chief Executive Officer ("CEO") and other executive officers consists primarily of the following elements: base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option awards, as discussed below.

BASE SALARY

     Several factors determine base salary, including the Corporation's performance, individual performance, compensation paid in prior years and compensation of officers employed by similar institutions. The Committee reviews competitive salary information from independent surveys. The Committee also consults with the CEO with respect to the salaries for the other executives. The Committee reviews recommendations of management for the annual salary, benefits and incentives budget as part of the overall planning and budgeting process of the Corporation, and submits its recommendations to the Board of Directors of the Bank.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation paid to Gerard H. Brandi, the CEO of the Bank and the Corporation, consisted of his annual base salary, a cash bonus, awards of stock options and deferred compensation contributions. For 2001, the Committee considered the following factors (without any specific weighting of these measures) in determining the compensation to be paid to Mr. Brandi: the Corporation's size and performance, including its profitability, efficiency and share price performance, Mr. Brandi's performance and the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Brandi's annual salary was increased effective January 1, 2002, from $414,000 to $432,000. Additionally, Mr. Brandi was awarded an annual performance incentive cash bonus of $34,500 in December 2001 and was granted 1,000 stock options in January 2002.

INCENTIVE PROGRAMS

     Profit Sharing and Incentive Compensation Bonus Plan. All non-officer employees of the Bank are eligible to receive annual profit-sharing distributions based on the Corporation's net income. All officers and senior executives (including the CEO) are eligible to receive incentive bonuses based upon the following factors (without any specific weighting of these measures): the Corporation's net income, return on assets, earnings per share and other specific goals and objectives. Because some of the target goals for these factors were met for 2001, bonuses were awarded during 2001 to the CEO, the other officers and non-officer employees of the Bank. There were no profit sharing distributions in 2001 because the criteria for making such distributions were not met in 2001.

     Stock Option Awards. The Corporation's 1986 Stock Option Plan and Amended and Restated 1994 Stock Incentive Plan are intended as performance incentives for participants who contribute to the attainment of long-term strategic objectives of the Corporation. The Plans enable persons to whom options are granted to acquire or increase a proprietary interest in the success of the Corporation. The long-term strategic objectives of the Corporation are set forth in a five-year strategic plan which is revised annually. Because some of the Corporation's strategic objectives were attained, stock options were awarded to the CEO, Directors and Bank officers.

     Employee Stock Ownership Plan. All full-time employees of the Bank and the Corporation who have at least one year of service are eligible to participate in the ESOP. The ESOP provides these persons with a long-term ownership interest in the Corporation that is designed to serve as an incentive for individual performance.

     The Committee's policy with respect to Section 162(m) of the Code is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate, while simultaneously providing the Corporation's executives with appropriate rewards for their performance.

     This report has been furnished by Mathias B. Bedell, Robert S. Cummings and Nancy L. Pettinelli, the members of the Committee.

                                 *  *  *  *  *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2001, the Compensation and Option Committee of the Board of Directors was comprised of Messrs. Bedell (Chairman) and Cummings and Ms. Pettinelli, all of whom are non-employee Directors of the Corporation. The Corporation retained during 2001 and proposes to retain during 2002 the law firm of Nixon Peabody LLP. Mr. Cummings is senior counsel of Nixon Peabody LLP.

DIRECTOR COMPENSATION

     Members of the Board of Directors of the Corporation (excluding Executive Committee members and employees of the Corporation or the Bank) received $600 for each Board of Directors or committee meeting attended during 2001, and will receive $750 for each meeting during 2002, and members of the Executive Committee received $500 for each Board of Directors meeting attended during 2001, and will receive $600 for each meeting during 2002. In addition, members of the Executive Committee (excluding employees of the Bank) received during 2001, and will receive during 2002, an annual payment of $6,000, and such members of the Executive Committee received an additional $350 for each meeting attended of any committee of the Corporation during 2001, and will receive an additional $375 for each meeting during 2002. Directors of the Corporation and the Bank also are reimbursed for expenses incurred in connection with attendance at the meetings. During 2001, the chairmen of the various committees (other than the Executive Committee) received, and will receive in 2002, an additional $50 for each committee meeting over which they presided and the Secretary of the Corporation, who is also the Clerk of the Bank, received, and will receive in 2002, an annual payment of $1,000. In addition, during 2001, each non-employee director received options to purchase 500 shares of the Corporation's Common Stock. Members of the Executive Committee received options to purchase an additional 250 shares of the Corporation's Common Stock.

INDEBTEDNESS OF MANAGEMENT

     From time to time the Bank makes loans to Directors, executive officers or their affiliates. All of such loans are current and were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, during 2001, the Bank (together with a participant) made a loan to Massachusetts

Institute of Technology ("MIT"), which loan is currently serviced by the Bank. The Bank's portion of the loan is $15,000,000. Allan S. Bufferd, a Director of the Corporation, is the Treasurer of MIT.

CERTAIN BUSINESS RELATIONSHIPS

     The Corporation retained during 2001 and proposes to retain during 2002 the law firm of Nixon Peabody LLP. Robert S. Cummings, a Director and Secretary of the Corporation, is senior counsel of Nixon Peabody LLP.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP served as the Corporation's independent accountants for the year ended December 31, 2001 and is expected to serve as the Corporation's independent accountants for 2002. A representative of KPMG LLP, the independent public accountants for the Corporation, expects to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so. The representative will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation's Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the SEC. Copies of those reports must also be furnished to the Corporation. Based solely on a review of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during 2001 no person who was a Director, executive officer or greater than 10% beneficial owner of the Corporation's Common Stock failed to file on a timely basis all reports required by Section 16(a). In addition, with respect to Private Capital Management, Inc., which the Corporation believes beneficially owned greater than 10% of the Corporation's Common Stock during 2001, the Corporation has not received any filings under
Section 16(a) and is therefore unable to make this determination.

                             STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for the Corporation's 2003 Annual Meeting of Stockholders, it must be received at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867) on or before November 22, 2002. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement.

     In addition, the Corporation's By-Laws also provide that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must provide written notice of such nominations or stockholder proposal and certain other information as set forth in the By-Laws of the Corporation to the Secretary of the Corporation at its principal executive offices (a) not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date") or (b) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any stockholder desiring to submit a nomination or proposal must comply with the By-Laws of the Corporation.

     Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, subject to SEC rules governing the exercise of this authority.

                              CORPORATE GOVERNANCE

     On July 18, 2000, the Board of Directors adopted corporate governance guidelines. The guidelines are included in Exhibit A to this proxy statement.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters shall properly come before the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

March 22, 2002

                                                                       EXHIBIT A

                        CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted the corporate governance guidelines set forth below for the management of the Corporation.

DUTIES OF DIRECTORS

     - The business and affairs of the Corporation shall be managed by its officers under the direction of the Board of Directors.

     - Each Director owes a fiduciary duty of loyalty to the Corporation.

     - Each Director owes a fiduciary duty of care and diligence to the Corporation.

     - Each Director, in discharging the director's duties to the Corporation and in determining what the Director reasonably believes to be in the best interest of the Corporation, may, in addition to considering the effects of any action on shareholders, consider the effects on all of the Corporation's constituencies, including its employees, creditors, customers, the communities it serves, and the long term as well as the short-term interests of the Corporation and its shareholders.

     - Each Director should take into account the interests of all shareholders.

DIRECTOR QUALIFICATIONS AND BOARD STRUCTURE

     - Not less than three-fourths of the Directors shall be outside Directors, i.e., persons not (i) currently employees of the Corporation, (ii) former executive officers of the Corporation, or (iii) professional advisors, consultants or counsel receiving material compensation for services to the Corporation.

     - A Director may not be elected to a new term after reaching age 72.

     - The full Board of Directors of the Corporation shall also serve as the Nominating Committee.

     - Depth and breadth of business and civic experience in leadership positions, (particularly in the markets served by the Corporation) other ties to the Corporation's markets, and diversity of Board membership are criteria considered in reviewing nominees for the Board. The Corporation's By-Laws provide for shareholder nominations in accordance with specified procedures.

     - The Board has determined not to set a limit on the maximum time an individual may serve as a Director or adopt policies on an ideal size for the Board or whether or not the positions of Chairman and Chief Executive Officer should be separate, in order to be free to make the choices which seem best for the Corporation at any particular time.

     - The Board will be divided into three approximately equal classes of staggered three year terms.

COMMITTEE STRUCTURE AND RESPONSIBILITIES

     - All committee appointments shall be made by the Board. Outside Directors normally serve on at least one committee.

     - The Audit Committee and the Compensation and Option Committee shall consist solely of outside Directors. With the exception of the Risk Management and Asset/Liability Committee, a majority of members of all other committees shall be outside directors.

     - The Executive Committee shall exercise the powers of the Board of Directors between meetings of the Board to the extent permitted by law.

     - The Insurance Committee reviews and recommends all insurance policies of the Corporation and Bank regarding appropriate coverage of insurable risks at reasonable premium prices.

     - The Compensation and Option Committee recommends to the Board remuneration arrangements for executive officers and Directors. The Compensation and Option Committee shall approve all executive incentive plans and grants thereunder. A portion of executive compensation shall be based on the performance of the Corporation and its business units. The Compensation and Option Committee shall review the performance and salary of the Chief Executive Officer and senior executives annually. The Compensation and Option Committee shall also review the compensation of the outside Directors annually.

     - The Audit Committee shall have a charter which will be reviewed annually by the Audit Committee. Pursuant to its charter, the Audit Committee shall, among other things, recommend the engagement and discharge of independent certified public accountants, review their annual audit plan and the results of their auditing activities, and consider audit fees. It shall also review the general audit plan, scope and results of the Corporation's procedures for internal auditing, the independence and quality of service of the internal and external auditors, the adequacy of the internal control structure and progress of the Corporation's compliance program. The reports of examination of the Corporation and its subsidiaries by state and federal bank regulatory examiners shall be reviewed by the Audit Committee. The Audit Committee shall meet periodically in executive session with the independent certified public accountants. It shall have authority to employ independent legal counsel.

     - The Risk Management and Asset/Liability Committee shall have at least two outside Directors and have oversight responsibility for implementation of the enterprise risk management program of the Corporation. This program involves the identification of risks, risk measurement, guidelines for risk tolerance, development of risk controls and monitoring of risks. The risk elements generally include credit, market, liquidity, interest rate, operational, legal, reputational, fiduciary, compliance and environmental risk.

     - Inside Directors shall not receive additional compensation for services as Directors.

COMMITTEE AND BOARD FUNCTIONS

     - Financial results of the Corporation generally will be reported to the Board at each regularly scheduled meeting.

     - The Board or Executive Committee will annually review and approve the operating and capital plans (budgets).

     - Management will generally prepare each year an updated strategic plan for the Corporation, which shall be presented to the Executive Committee for its consultation, advice and approval.

     - The quarterly report to shareholders, SEC Forms 10-K and 10-Q and FDIC call reports shall be reviewed by at least one member of the Audit Committee.

     - The Audit and Compensation and Option Committees shall regularly report their activities to the full Board. All other committees are to report their activities to the full board annually.

GENERAL POLICIES

     - The Board encourages active efforts to seek diversity among employees.

     - The Board believes that the Corporation and its subsidiaries should be good corporate citizens and serve the convenience and needs of their communities.

     - The Board has issued a comprehensive policy prohibiting trading on inside information.

     - Board members have complete access to executive officers of the Corporation. Senior executives regularly attend portions of the Board Meetings to make presentations and respond to questions. The Board encourages presentations from officers other than senior executives who have expertise and future potential.

     - The Board believes that individual directors should not communicate on corporate issues with the press, investors or employee groups without approval of the Board or Executive Committee or at the request of management.

     - Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines which encompass legal requirements as they currently exist will be deemed to be modified as and to the extent such legal requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

                                                                      0728-PS-01

                         PLEASE DETACH PROXY CARD HERE

===============================================================================

                                 MASSBANK CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     By signing and returning the proxy card on the reverse side, you will be appointing GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies with power of substitution to vote on your behalf at the Annual Meeting of Stockholders of MASSBANK Corp. (the "Annual Meeting") to be held at the Sheraton Ferncroft Resort, 50 Ferncroft Road, Danvers, Massachusetts, on Tuesday, April 16, 2002 at 10:00 a.m., and at any adjournments or postponements thereof, thereby granting full power and authority to act on your behalf at the Annual Meeting, and at any adjournments or postponements thereof. In their discretion, the Proxies shall be authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

     Your vote for the election of directors may be indicated on the reverse side. To vote your shares for all director nominees, mark the "FOR ALL NOMINEES" box. To withhold voting for all nominees, mark the "WITHHELD FROM ALL NOMINEES" box. To withhold voting for a particular nominee, mark the "FOR ALL EXCEPT" box and write such nominee's name in the space provided. If no direction is given, the proxy will be voted FOR the nominees listed in the proxy, so that a stockholder wishing to vote in accordance with the recommendations of the Board of Directors need only sign and date the proxy and return it in the enclosed envelope.

-----------                                                          -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

                         PLEASE DETACH PROXY CARD HERE

===============================================================================

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

The undersigned hereby appoints GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies for the Annual Meeting with the powers set forth in this proxy card and the introduction to this proxy card. When property executed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the nominees listed in this proxy. This proxy is being solicited by the Board of Directors of MASSBANK Corp.

1. Election of Directors (01) Gerard H. Brandi, (02) Peter W. Carr, (03) Robert S. Cummings, (04) Herbert G. Schurian

         FOR ALL NOMINEES  [ ]         WITHHELD FROM ALL NOMINEES [ ]

         FOR ALL EXCEPT    [ ]  ______________________________________
                                For all nominees except as noted above

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT         [ ]

     MARK HERE IF YOU PLAN TO ATTEND THE MEETING           [ ]

The undersigned hereby revoties any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of stockholders and Proxy Statement and a copy of the Annual Report for the fiscal year ended December 31, 2001.

Please date this proxy and sign exactly as your name appears hereon. Joint owners should each sign. If signing as an attorney or for an estate, trust or corporation, title or capacity should be stated.

Signature: __________________ Date: _________

Signature: __________________ Date: _________